AmericaFirst Quantitative Funds

CLASS A MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12b-l

APPENDIX A

(as amended January 17, 2017)

AmericaFirst Defensive Growth Fund

AmericaFirst Income Fund

AmericaFirst Tactical Alpha Fund

AmericaFirst Quantitative Strategies Fund

AmericaFirst Seasonal Rotation Fund

AmericaFirst Large Cap Share Buyback Fund

Acknowledged and Approved by:

/s/ Rick Gonsalves

Name: Rick Gonsalves

Title: Trustee

AmericaFirst Quantitative Funds

CLASS U MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12b-l

APPENDIX A

(as amended January 17, 2017)

AmericaFirst Defensive Growth Fund

AmericaFirst Income Fund

AmericaFirst Tactical Alpha Fund

AmericaFirst Quantitative Strategies Fund

AmericaFirst Seasonal Rotation Fund

AmericaFirst Large Cap Share Buyback Fund

Acknowledged and Approved by:

/s/ Rick Gonsalves

Name: Rick Gonsalves

Title: Trustee